As filed with the Securities and Exchange Commission on May 4, 1994
                                       Registration No. 33-


                        SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C.  20549


                                      FORM S-8
              REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                FARAH INCORPORATED
              (Exact name of registrant as specified in its charter)
               TEXAS                                  74-1061146
   (State or other jurisdiction                    (I.R.S. Employer
 of incorporation or organization)                Identification No.)

                                 8889 Gateway West
                               El Paso, Texas  79925
                     (Address of Principal Executive Offices)

                                FARAH INCORPORATED
                               1991 STOCK OPTION AND
                               RESTRICTED STOCK PLAN
                             (Full title of the plan)


                       (Name, address, and telphone number,
                     including area code, of agent for service)
                                  James C. Swaim
                             Executive Vice President
                                Farah Incorporated
                                 8889 Gateway West
                               El Paso, Texas  79925
                                   (915) 593-4444

                                  With copies to:
                               Daniel W. Rabun, Esq.
                                 Baker & McKenzie
                                    Suite 4500
                                 2001 Ross Avenue
                               Dallas, Texas  75201

                          Calculation of Registration Fee


         Title of Securities
         to be Registered:           Common Stock, no par value

         Amount to be
         Registered:                 350,000

         Proposed Maximum
         Offering Price per Unit:    $18.25(1)

         Proposed Maximum
         Aggregate Offering
         Price:                      $6,387,500(1)

         Amount of
         Registration Fee:           $2,203

   (1) Estimated in accordance with Rule 457(h) and 457(c) under the Securities Act of 1933 solely for the purpose of calculating the registration fee on the basis of $18.25 per share, the average of the high and low prices on April 26, 1994, as reported by the New York Stock Exchange, Inc.


         THE CONTENTS OF THE REGISTRATION STATEMENTS ON FORM S-8 FILED BY THE REGISTRANT WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 24, 1992 (REGISTRATION NO. 33-46661) AND ON APRIL 23, 1993 (REGISTRATION NO. 33-61736), ARE HEREBY INCORPORATED BY REFERENCE.

                                    SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Paso, State of Texas, on May 4, 1994.

                                 FARAH INCORPORATED



              /s/ RICHARD C. ALLENDER
              RICHARD C. ALLENDER
              President and Chief Executive Officer


                                 POWER OF ATTORNEY

   KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard C. Allender his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated. Moreover, the undersigned hereby also certify that to the best of their knowledge and belief the issuer meets all of the requirements for filing on Form S-8.

         Signatures and Title                         Date


         /s/ RICHARD C. ALLENDER                      May 4, 1994
         RICHARD C. ALLENDER
         President and Chief Executive
         Officer and Chairman of the
         Board of Directors
         (Principal Executive Officer)

         /s/ JAMES C. SWAIM                           May 4, 1994
         JAMES C. SWAIM
         Executive Vice President
         and Director
         (Principal Financial and
         Accounting Officer)

         /s/ CLARK L. BULLOCK                    May 4, 1994
         CLARK L. BULLOCK
         Director




         /s/ CHRISTOPHER L. CARAMEROS            May 4, 1994
         CHRISTOPHER L. CARAMEROS
         Director



         /s/ SYLVAN LANDAU                       May 4, 1994
         SYLVAN LANDAU
         Director



         /s/ MICHAEL R. MITCHELL                 May 4, 1994
         MICHAEL R. MITCHELL
         Director



         /s/ EDWARD J. MONAHAN                   May 4, 1994
         EDWARD J. MONAHAN
         Director



         /s/ TIMOTHY B. PAGE                     May 4, 1994
         TIMOTHY B. PAGE
         Director



         /s/ CHARLES J. SMITH                    May 4, 1994
         CHARLES J. SMITH
         Director



         /s/ THOMAS G. WYMAN                     May 4, 1994
         THOMAS G. WYMAN
         Director

                                   EXHIBIT INDEX


         Exhibit

           5.1            Opinion of Baker & McKenzie

          23.1            Consent of Baker & McKenzie
                          (included in Exhibit 5.1)

          23.2            Consent of Independent Certified
                          Public Accountants

          25              Power of Attorney (see signature pages)